UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/25/2005

GRAINGER W W INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-5684

IL	36-1150280
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

100 Grainger Parkway, Lake Forest, IL 60045-5201
(Address of Principal Executive Offices, Including Zip Code)

(847) 535-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) On October 25, 2005, the Company's Board of Directors appointed a new director, Stuart L. Levenick, after increasing the number of directors from ten to eleven. Mr. Levenick will serve on the Company's Board Affairs and Nominating Committee and on its Compensation Committee. There is no arrangement or understanding between Mr. Levenick and any other person pursuant to which he was selected as a director, and there are no related party transactions between Mr. Levenick and the Company.   A copy of the Company's press release announcing Mr. Levenick's appointment is attached as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits (numbered in accordance with Item 601 of Regulation S-K).

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

GRAINGER W W INC

Date: October 26, 2005.	By:	/s/ J. L. Howard
J. L. Howard
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.	Press release issued by the Company on October 26, 2005